                                                                     EXHIBIT 3.7

                                     BY-LAWS

                                       OF

                               SCAFFOLD-JAX, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of the stockholders shall be held during the last month of the fiscal year. In the event the annual meeting is not held on this date, a special meeting held at a later date shall have the same force and effect as said annual meeting, and all matters presentable at the annual meeting may be presented and passed upon at such special meeting.

         Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by the President or the Board of Directors, or when requested in writing by stockholders who hold not less than one-tenth of the stock having the right and entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten nor more than sixty days after the request is made. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or stockholders requesting the calling of the meeting shall designate another person to do so.

         Section 3. Place. Meetings of stockholders may be held either within or without the State of Florida.

         Section 4. Notice. A notice of each meeting of stockholders, signed by the President or the Secretary, shall be mailed to each stockholder having the right and entitled to vote at such meeting, at his address as it appears on the record of the corporation, not less than ten nor more than sixty days before the date set for the meeting. The notice shall state the purpose of the meeting and the time and place it is to be held. Such notice shall be sufficient for that meeting and any adjournment thereof. If any stockholder shall transfer any of this stock after notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting either before, at, or after the meeting.

         Section 5. Record Date. The Board of Directors may fix a date not more than forty days prior to the date set for a meeting of stockholders as the record date as of which the stockholders of record who have the right to and are entitled to notice of and to vote at the meeting and any adjournment thereof shall be determined, but in such case notice that such day has been fixed shall be published at least five days before the day so fixed in a newspaper published in the city, town or county where the principal office of the corporation is located.

         Section 6. Voting. Every stockholder having the right and entitled to vote at a meeting of stockholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date as provided in Section 5, or if no such record date was fixed, on the day of the meeting. The books of records of stockholders shall be produced at any stockholders' meeting upon the request of any stockholder. Shares of its own stock owned by his corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any stockholders' quorum or vote.

         Section 7. Quorum. A majority of the stockholders entitled to vote shall constitute a quorum at any stockholders' meeting.

         Section 8. Proxies. Unless this corporation is organized under Chapter 621, Florida Statutes, any stockholder of record having the right and entitled to vote thereat may be represented and vote by proxy appointed by an instrument in writing at any meeting of stockholders or any adjournment thereof. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one, shall have all of the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide.

         Section 9. Validation. When stockholders who hold all of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. Function. The business of this corporation shall be managed and its corporate powers exercised by the Board of Directors.

         Section 2. Number. This corporation shall have one or more Directors.

         Section 3. Qualification. All of the members of the Board of Directors shall be at least eighteen years of age. It shall not be necessary for Directors to be stockholders.

         Section 4. Election and Term. The Directors shall be chosen at the annual meeting of the stockholders, by a plurality of the votes cast at such election, and shall hold office until the next annual meeting of the stockholders and the election and qualification of their successors.

         Section 5. Vacancies. Vacancies in the Board of Directors shall be filled until the next annual meeting of stockholders by the Directors remaining in office.

         Section 6. Quorum. The presence of a majority of all the Directors shall be necessary at any meeting to constitute a quorum. The act of a majority of Directors present at a meeting where a quorum is present shall be the act of the Board of Directors.

         Section 7. Place of Meeting. Directors' meetings may be held within or without the State of Florida.

         Section 8. Time of Meeting. Meetings of the Board of Directors shall be held immediately following the annual meeting of stockholders each year, at such times thereafter as the Board of Directors may fix, and at other times upon the call of the President or by two of the Directors. Notice of each special meeting shall be given by the President or the Secretary to each Director not less than five days before the meeting, unless each Director shall waive notice thereof before, at, or after the meeting. Neither the purpose of the meeting nor the business to be transacted need be stated in the notice.

         Section 9. Executive Committee. The Board of Directors may, by resolution, designate two or more of their number to constitute an Executive Committee, who, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors.

                                  ARTICLE III

                                    OFFICERS

         Section 1. Officers. This corporation shall have a President, a Secretary and a Treasurer. The corporation may have one or more Vice-Presidents and Assistant Secretaries and Assistant Treasurers. The officers shall be chosen by the Board of Directors at the first meeting of the Board of Directors held following each annual meeting of stockholders, and shall serve until their successors are chosen and qualify. All other officers, agents and factors shall be chosen, serve for such terms and have such duties as may be determined by the Board of Directors. Any person may hold two or more offices. A person holding two or more offices may sign any instrument in the capacity of more than one office.

         Section 2. President. The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation, subject to the directions of the Board of Directors, shall preside at all meetings of the stockholders and Board of Directors, and shall have the sole duty and responsibility for handling and disbursing United States withholding and social security taxes. The Vice-President shall act in the absence of the President and perform such duties as the President may prescribe.

         Section 3. Secretary. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records, shall record the minutes of all meetings of the stockholders and Board of Directors, and shall send out all notices of meetings.

         Section 4. Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

                                   ARTICLE IV

                               STOCK CERTIFICATES

         Section 1. Authorized Issuance. This corporation may issue the shares of stock authorized in its Certificate of Incorporation and none other. Shares may not be issued until full payment for such shares has been made.

         Section 2. Issuance. Every stockholder shall be entitled to have, for each kind, class or series of stock held, a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice-President and the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the corporation. The seal may be facsimile, engraved or printed. When such certificate is signed by (a) a transfer agent or an assistant transfer agent, other than the corporation itself, or by (b) a transfer clerk acting on behalf of the corporation and a registrar, the signature of any of those officers named herein may be facsimile.

         Section 3. Transfer. No transfer of stock shall be valid against this corporation until it shall have been registered upon the corporation's books in the following manner: The person named as the stockholder in the stock certificate, or his attorney in fact so constituted in writing, shall surrender such stock certificate and in writing direct the transfer thereof.

         Section 4. Stock Book. This corporation shall keep at its office in the State of Florida, or in the office of its transfer agent wherever located, a book (or books, if more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the names, alphabetically arranged, with the address of every stockholder, showing the number of shares of each kind, class or series of stock held or recorded by him. If the stock book is kept in the office of the transfer agent, the corporation shall keep at its office in the State of Florida copies of the stock lists prepared from the stock book and sent to it from time to time by the transfer agent. The stock book or books shall show the current status, but if the transfer agent is located elsewhere, a reasonable time shall be allowed for transit of mail.

         Section 5. Inspection. The stock book or stock lists shall be open for at least three business hours each business day for inspection by any judgment creditor of the corporation or any person who shall have been for at least six months immediately preceding his demand a record holder of not less than one per cent of the outstanding shares of this corporation, or by any officer, director, or any committee or person holding or authorized in writing by the holders of at least five per cent of all the outstanding shares of this corporation. Persons so entitled to inspect stock books or stock lists may make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in this corporation, or has within two years sold or offered for sale any list of stockholders of this corporation or any other corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

                                    ARTICLE V

                                    DIVIDENDS

         Section 1. Payment. Dividends may be paid to stockholders from the net earnings or from the surplus of the assets over the liabilities including capital, but not otherwise. When the Board of Directors shall so determine, dividends may be paid in stock.

                                   ARTICLE VI

                                      SEAL

         Section 1. Form. The corporate seal shall have the name of the corporation and the word "seal" inscribed thereon, and may be facsimile, engraved, printed, or an impression seal.

                                   ARTICLE VII

                                    AMENDMENT

         Section 1. By Directors. These By-Laws may be amended, consistent with any By-Laws adopted by the stockholders, or any part thereof that has not been adopted by the stockholders may be repealed by the Board of Directors at any meeting by majority vote of the Directors.

         Section 2. By Stockholders. These By-Laws may be amended, or repealed wholly or in part, by a majority of the stockholders entitled to vote thereon present at any stockholders' meeting, if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the stockholders entitled to vote thereon.

                                  ARTICLE VIII

                               CONDUCT OF BUSINESS

         Section 1. By Directors. Any action taken by the Directors or the members of the Executive Committee of the Directors without a meeting shall nevertheless be board or committee action if written consent to the action in question is signed by all the Directors or members of the Committee, as the case may be, and filed with the minutes of the proceedings of the Board of Committee, whether done before or after the action so taken.

         Section 2. Removal of Directors. The stockholders entitled to elect a director may at any time remove such director with or without cause, by like action of the stockholders as required for the election of such director.

         Section 3. Action by Stockholders. Any action required or permitted to be taken by the directors of the corporation may be taken by action of the stockholders of the corporation at a meeting of the stockholders or without a meeting if consent in writing, setting forth the action so taken, shall be signed by all the persons who would be entitled to vote upon such action at a meeting and filed as a part of the corporate records.

                                   ARTICLE IX

                               STOCK RESTRICTIONS

         Section 1. Restrictions. In the event the corporation shall have more than one stockholder, no owner of stock in the corporation or of an interest in such stock, whether legal or equitable, and whether such owner be an individual, fiduciary, corporation or other entity, may sell, exchange or otherwise dispose of any such stock or interest therein without first offering such stock or interest therein to the corporation at the same price and upon the same terms and conditions which said stockholder desires to sell, exchange or otherwise dispose of such stock or interest therein. The corporation shall have a period of thirty (30) days after receiving notice of such offer within which to accept such offer, and if such offer is not accepted by the corporation within said thirty (30) day period, then the said offer shall be made to the other owners of stock of the corporation, exercisable by each in proportion to the stock of the corporation (excluding the stock of the selling stockholder) owned by each. The stockholder to whom such offer is made shall have a period of thirty (30) days thereafter in which to accept such offer.

         Section 2. Term of Restrictions. The restrictions contained in the foregoing paragraph shall be continuing restrictions applicable at all times to the outstanding stock of the corporation, and no action by the corporation shall be deemed to have freed any stock of the corporation or interest therein from such restrictions, and all subsequent owners of such stock shall take same subject to these restrictions.

         Section 3. Legend on Stock Certificates. All certificates of stock of the corporation shall bear the following endorsement:

                  Transfer of the capital stock represented by this certificate is restricted pursuant to the by-laws of this corporation; a copy of such by-laws may be obtained at the office of the corporation.

         Section 4. Death of a Stockholder. In the event of the death of a stockholder other than a sole stockholder, then the personal representative of the deceased stockholder, immediately upon such death, shall be deemed to have offered all of his stock in the corporation at book value on the date of death in accordance with the provisions of Section 1 of this Article.

         Section 5. Stock Restriction Agreement Among Stockholders. The stockholders of the corporation may further implement this Article IX of the by-laws of the corporation by entering into a written agreement among themselves providing for more specific terms (including a different purchase price) and conditions for the sale of the stock of a stockholder during his lifetime or upon his death, and in such event, the terms (including purchase price) and conditions of sale set forth in such written agreement shall be controlling and shall take precedence over the foregoing provisions of this Article IX; provided, that in no event shall this Section 5 be applied unless such agreement between the stockholders shall have been entered into by all the stockholders to which this Article IX is applicable and the corporation shall have consented or been a party thereto.